Exhibit 5.1


June 24, 2010

Kentucky Bancshares, Inc.
339 Main Street
Paris, KY  40361

Gentlemen:

This opinion is being furnished to you in connection with the registration of 150,000 shares of common stock, no par value per share (the "Shares"), of Kentucky Bancshares, Inc., a Kentucky corporation (the "Corporation"), for offer and sale under the Kentucky Bancshares, Inc. 2009 Stock Award Plan (the "Plan") pursuant to a Registration Statement on Form S-8 (the "Registration Statement") to be filed on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended.

We have acted as counsel to the Corporation in connection with the preparation of the Registration Statement, and have examined signed copies of the Registration Statement. We have also examined and relied upon (i) a copy of the Articles of Incorporation, as amended, of the Corporation, (ii) a copy of the Bylaws of the Corporation, and (iii) minutes of meetings of the Board of Directors and shareholders of the Corporation considering the Plan or this Registration Statement.

We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, and have made such other investigations, as we have deemed necessary to form a basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as copies. As to all matters of fact relevant to our opinion, we have relied exclusively, without independent investigation or verification, upon the foregoing documents and on the certificates of public officials and officials of the Corporation.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, upon the issuance thereof and in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this letter. This letter has been prepared solely for your use in connection with the registration of the Shares and shall not be relied upon, quoted in whole or in part or otherwise be referred to, nor be filed with or furnished to any government agency or other person or entity, without the prior written consent of this firm, except that we hereby consent to the filing of this opinion as part of the Registration Statement.


                                    Very truly yours,

                                    STOLL KEENON OGDEN PLLC